Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-245027, 333-248602, 333-251483, and 333-256209 on Form S-3 of our report dated April 27, 2023, relating to the financial statements of Tingo Foods Plc. appearing in this Current Report on Form 8-K/A of Tingo Group, Inc.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel

April 27, 2023